Exhibit 99.1

234 Ninth Avenue North Seattle, WA 98109	T 206-624-3357 F 206-624-6857 www.jonessoda.com

News Release

JONES SODA NAMES JOTH RICCI AS CHIEF OPERATING OFFICER

Jan. 3, 2008	Trading Symbol:	NASDAQ:	JSDA
		TSX-V:	JSD

SEATTLE — Jones Soda Co. today announced that Joth Ricci has been named Chief Operating Officer (COO) of the Seattle-based beverage company. Ricci is currently General Manager of Portland, Oregon-based Columbia Distributing Company. He will join Jones Soda on January 7, 2008.

“We’ve known Joth for the last couple of years as we’ve had a close working relationship with Columbia Distributing,” said Interim CEO, Stephen Jones. “Joth has a strong marketing and operating background and fits nicely into our plans to compliment our unique Jones Soda creativity with world class strategy and executional excellence. We’re really looking forward to Joth’s leadership.”

Ricci will report to Stephen Jones. Reporting to Ricci will be sales, operations and customer service, including the company’s relationship with National Beverage Corporation, and human resources.

“I’m certainly looking forward to joining the team at Jones Soda,” said Ricci. “Jones is one of the most unique companies in the beverage industry and is known for its extraordinary innovation and creativity. It’s exciting for me to be joining such a dynamic organization.”

Ricci, 39, has been with Columbia Distributing Company since 2000. He is currently General Manager and has served as vice president of Human Resources & Process Improvement, and regional vice president of Sales & Marketing. Before joining Columbia Distributing he spent nearly 10 years with McNeil Consumer Healthcare / Johnson & Johnson. Positions there included director of Customer Marketing, Wal-Mart / Sam’s business director, trade marketing manager, western division manager, customer marketing manager, unit manager, key account manager and account manager.

About Jones Soda Co.

Headquartered in Seattle, Washington, Jones Soda Co., sells its Jones Soda products through its distribution network in select markets across North America. A leader in the premium soda category, Jones is known for its innovative labeling technique that incorporates always-changing photos sent in from its consumers. Jones Soda is sold through traditional beverage retailers and everywhere you’d never expect to find a soda.

This press release contains forward-looking statements and projections concerning the Company’s plans, strategies, expectations, predictions and financial projections concerning the Company’s future activities and results of operations and other future events or conditions, and are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Words such as “expect,” “believe,” “anticipate,” “may,” “will,” “plan,” “intend,” “estimate,” “could,” and other similar expressions are intended to identify these forward-looking statements. In particular, statements in this release regarding potential growth opportunities, working capital and cash flow management, operational and expense controls, future profitability and results of operations are forward looking. Statements in this press release, and elsewhere, that look forward in time or include anything other than historical information involve risks and uncertainties that may affect the Company’s actual results of operations. These statements by the Company are subject to certain risks, including, among others, future demand for its products, competition from other businesses providing similar products, the ability to maintain profitability and control expenses and the Company’s ability to successfully execute its business strategy. These and other risks and uncertainties are discussed in more detail in the Company’s periodic reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, which are available at the SEC website at www.sec.gov.

For further information, contact:

Stephen Jones, Interim CEO, Jones Soda Co.

(206) 624-3357 or sjones@jonessoda.com

David Marriot, Gogerty Stark Marriott, Inc.

(206) 292-3000 or dmarriott@gsminc.com

Chad Jacobs, Integrated Corporate Relations

(203) 682-8200 or cjacobs@icr-online.com